                                                                   EXHIBIT 10.30
                               AMENDMENT TO LEASE
                               ------------------

     THIS AMENDMENT TO LEASE ("Amendment") is dated as of this 9th day of November, 2001, by and between D&D TAROB PROPERTIES, LLC, a California limited liability company ("Lessor"), and, DYNAMIC DETAILS INCORPORATED SILICON VALLEY, a Delaware corporation, formerly known as Dynamic Circuits, Inc., a Delaware Corporation ("Lessee"), who agree as follows:

     1.   Recital. This Agreement is made with reference to the following facts
          -------
and objectives:

          A. Mercury Partners 30, Inc. and Dynamic, Circuits Inc. entered into that certain Standard Industrial/Commercial Multi-Lease Agreement dated March 20, 1997 ("Lease"), for the lease of approximately 32,025 square feet of space located at 1988 Tarob Court, Milpitas, California, which is more particularly described in the Lease ("Premises").

          B. The term of the Lease was for five (5) years commencing on August 1, 1997, and expiring on July 31, 2002. Additionally, Lessee has one (1) option to extend the term of the Lease for five (5) years subject to determination of the prevailing rental rate ("Renewal Option").

          C. Lessee desires to exercise the Renewal Option and extend the term of the Lease for an additional five (5) years, whereby the extended term will commence August 1, 2002, and terminate on July 31, 2007.

     2. Extension of Term. The original term of the Lease is hereby extended by
        -----------------
the exercise of the Renewal Option for a period of five (5) additional years, whereby the extended term shall commence on August 1, 2002, and shall terminate on July 31, 2007 ("Extended Term").

     3. Base Rent Schedule During Extended Term. The following is added to the
        ---------------------------------------
end of Section 50 of the Lease:

     "The following monthly triple net Base Rent shall apply during the Extended Term of this Lease:

                 Months                  Monthly Base Rent
                 ------                  -----------------
                 01 - 12                     $60,847.50
                 13 - 24                     $63,281.40
                 25 - 36                     $65,812.66
                 37 - 48                     $68,445.16
                 49 - 60                     $71,182.97"

     4. Condition of Premises. Lessee has inspected the Premises and
        ---------------------
acknowledges that the Premises are in good condition and accepts the same on an "As Is" basis.

                                       D&D Tarob Properties, LLC/DDI Corporation
                                                    Extension Amendment to Lease

     5.   Option to Extend. In recognition that Lessee has duly executed its
          ----------------
right to extend the Lease under Section 55 of the Lease, Section 55 of the Lease entitled "Option to Renew is hereby deleted in its entirety and replaced with a new Section 55 which reads in its entirety as follows:


         "a.) Option to Extend. Provided that Lessee has not assigned Lessee's
              ----------------
interest in the Lease or subleased the Premises (or any portion thereof, excepting paragraph 67 herein) and subject to the conditions of paragraph 39 under the Lease, Lessee, shall have the option to extend ("Option to Extend") the Term of the Lease for one (1) period of five (5) years ("Second Extended Term") on the terms and conditions provided herein, except with regard to the amount of the Base Rent and adjustments, as described below. Lessee shall exercise the Option to Extend, if at all, by giving written notice (the "Option Notice") to Lessor at least six (6) months, but no more than twelve (12) months prior to the expiration date of the Extended Term of this Lease. If Lessee fails to exercise the Option to Extend by giving the Option Notice to Lessor on or before a date which is twelve (12) months to six (6) months prior to the expiration of the Extended Term, the Option to Extend will be deemed to have been waived by Lessee. If Lessee is in default under the terms and provisions of the Lease on the date of giving the Option Notice, and such default is not cured within the applicable cure period, the Option Notice, at Lessor's sole election, shall be totally ineffective; and if Lessee is in default of any terms or provisions of the Lease on the date the Second Extended Term is to commence, which default is not cured within the applicable cure period, then at Lessor's sole election, the Second Extended Term shall not commence and this Lease shall expire at the termination of the Extended Term of this Lease. The Base Rent payable by Lessee to Lessor at the commencement of the Extended Term, and adjustments to the Base Rent during the Extended Term shall be the then prevailing market rental rate and adjustments for space of equivalent quality, size, utility and location with the length of the Extended Term and the credit standing of Lessee to be taken into account, as agreed to by Lessor and Lessee; as hereinafter provided but in any event not less than the Base Rent payable at the expiration of the Extended Term.

          b.) Determination of Prevailing Market Rental Value. Base Rent for an
              -----------------------------------------------
Extended Term shall be at prevailing market rental value, determined as follows:

              (i) Lessor shall deliver to Lessee written notice of Lessor's determination of the prevailing market rental value within thirty (30) days after Lessor receives the Option Notice from Lessee.

              (ii) If Lessee disputes Lessor's determination of the prevailing market rental value as contained in Lessor's notice, Lessee shall notify Lessor in writing within thirty (30) days of its receipt of Lessor's determination, which notice shall set forth Lessee's determination of the prevailing market rental value. Should Lessee fail to timely notify Lessor as aforesaid, then Lessor's determination of the prevailing market rental value as contained in Lessor's notice shall constitute the Base Rent for the Second Extended Term.

               (iii) Should Lessee timely notify Lessor as aforesaid, Lessor and
                     Lessee shall attempt to resolve their differences within ten (10) days following Lessor's receipt of Lessee's notice. If Lessor and Lessee cannot agree on the prevailing market rental value during such ten (10) day period, Lessor and Lessee shall each appoint a disinterested M.A.I. appraiser with no less than five (5) years experience appraising similar space in the county in which the Premises are located and give notice of such appointment to the other within ten (10) days after the preceding ten (10) day period. If either Lessor or Lessee shall fail timely to appoint an appraiser, then the single appraiser appointed by one party shall proceed to make the determination of the prevailing market rental value. Such appraiser(s) shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their written determinations of the prevailing market rental value and furnish the same to Lessor and Lessee. Each party shall pay the fees and costs of the appraiser appointed by it. If the valuations vary by 5% or less of the lower value, the prevailing market rental value shall be the average of the two valuations.

              (iv) If the valuations vary by more than 5% of the lower value, the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third disinterested M.A.I. appraiser experienced in appraising similar space in the county in which the Premises are located. If the two appraisers shall be unable to agree in a timely manner on the selection of the third appraiser, then either appraiser, on behalf of both, may request appointment of such third disinterested M.A.I. appraiser by the American Arbitration Association process. Such third appraiser shall, within thirty (30) days after appointment, select one of the two valuations submitted by the first two appraisers as such third appraiser's determination of the prevailing market value, and shall submit such decision to Lessor and Lessee. The prevailing market rental value of the Premises as determined by the third appraiser shall be controlling. All fees and costs incurred in connection with the determination of the prevailing market rental value by the third appraiser shall be paid one-half by Lessor and one-half by Lessee."

     6. Brokers' Fees. All negotiations relative to this Amendment and the
        -------------
transactions contemplated hereby have been carried on by Lessee directly with Lessor, without the use of any brokers. Each party shall indemnify and hold harmless the other party against and in respect to any claim for brokers' fees resulting from actions taken by the former.

     7. Miscellaneous Provisions.
        ------------------------

        A. Except as modified herein, all terms of the Lease, together with all Addendums and attachments thereto, shall continue to remain in full force and effect.

          B. If either party commences an action against the other party arising out of or in connection with this Amendment, or in connection with the Lease, or any addenda thereto, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date and year first above written at Milpitas, California.





DYNAMIC DETAILS INCORPORATED SILICON VALLEY



By: /s/ Tim Donnelly
    -------------------------------------
    Tim Donnelly, Vice President
    Authorized Officer




D&D TAROB PROPERTIES, LLC



By: /s/ Charles D. Dimick
    -------------------------------------
    Charles D. Dimick, Managing Member

[logo] JER Partners

                          [LETTERHEAD OF JER PARTNERS]

                               November 13, 2000


DDI Corporation
1988 Tarob Court
Milpitas, CA 95035

     Re: Notice Of Assignment Of Lease, Change Of Rent Payment Address, and Change Of Notice Address


Dear Tenant:

     Notice is hereby given that on November 8, 2000, JER Tarob LLC, a Delaware limited liability company ("Landlord") assigned to D&D Tarob Properties, LLC, a California limited liability company ("Assignee"), all of Landlord's rights, title, deposits, advance rents, impound accounts, and interest in the lease agreement by and between JER Tarob LLC and DDI Corporation dated August 1, 1997 (the "Lease").

     The address for all notices and rent payments under the Lease is hereby
                     ---
changed to:

                           D&D Tarob Properties, LLC
                            Attention: Chuck Dimick
                                1988 Tarob Court
                               Milpitas, CA 95035

     If you have any questions, regarding this Letter, please contact the undersigned.


                         JER TAROB LLC, a Delaware limited liability company

                         By:    JER REAL ESTATE PARTNERS, L.P., a
                                Delaware limited partnership, Member

                                By:    JER REAL ESTATE ADVISORS, L.P., a
                                       Delaware limited partnership, General
                                       Partner

                                       By:    JER REAL ESTATE ADVISORS,
                                              INC., a Delaware corporation,
                                              General Partner


                                              By: /s/ Barbara Bowman
                                                  --------------------------
                                                  Name:  Barbara Bowman
                                                         -------------------
                                                  Title: Vice President
                                                         -------------------

cc:    Bernard J. Vogel, III, Esq.